Exhibit 99.1
HORIZON OFFSHORE REPORTS
THIRD QUARTER 2006 FINANCIAL RESULTS
     Houston, Texas — November 1, 2006 — Horizon Offshore, Inc. (NASDAQ/GM: HOFF) today reported net income for the quarter ended September 30, 2006 of $20.9 million, or $0.64 per share-diluted. For the nine months ended September 30, 2006, the Company reported net income of $53.2 million, or $1.72 per share-diluted.
Summary of Results
(in thousands, except per share data and percentages)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2006	2005	2006	2005
Contract revenues	$143,733	$92,805	$430,618	$200,655
Gross profit	39,130	20,980	116,807	32,700
Margin	27.2%	22.6%	27.1%	16.3%
Operating income	30,812	8,838	87,008	6,285
Net income (loss)	20,866	3,080	53,207	(40,131)
Diluted earnings (loss) per share	0.64	0.12	1.72	(17.63)
Adjusted EBITDA	40,520	20,028	99,843	26,058
The strong operating results for the three and nine months ended September 30, 2006 are primarily due to the Company’s domestic and Latin America operations. Revenues and gross profit for the Company’s domestic operations during the third quarter of 2006 were very strong and primarily relate to new construction projects in the U.S. Gulf of Mexico, as well as several projects for repair and salvage work that arose as a result of the unprecedented hurricane activity during 2004 and 2005. Revenues and gross profit also increased significantly for its Latin America segment as work continued on two significant projects for Petróleos Mexicanos (Pemex) during the third quarter of 2006.
The Company’s improved operating results have significantly strengthened its financial position, improved liquidity and increased working capital. At September 30, 2006, cash and cash equivalents were $60.4 million and working capital was $173.7 million. At September 30, 2006 the Company’s outstanding debt was $118.9 million.
David Sharp, President and Chief Executive Officer of Horizon Offshore, Inc., stated, “We are pleased to announce our third quarter results, which reflect the continued strong demand for our services in the U.S. Gulf of Mexico and our work performed for Pemex. Higher pricing for our services and increased utilization of our vessels driven by this strong demand are the basis for our solid performance this quarter.”
As previously announced, the Company will host a conference call at 10:00 a.m. Central Time (11:00 a.m. Eastern Time) tomorrow, November 2, 2006.
The call will be accessible to the public by telephone or web cast. To participate by telephone, dial 877-715-5318 (US/Canada) or 973-582-2852 (International) ten minutes before the call begins and ask for the Horizon conference call using the conference identification number 8001621. A telephonic replay will also be available after the conclusion of the call until

Thursday, November 9, 2006. To access the telephonic replay, dial 877-519-4471 (US/Canada) or 973-341-3080 (International) using the conference identification number 8001621.
Investors will also have the opportunity to listen to the conference call over the Internet at http://www.visualwebcaster.com/event.asp?id=36180 using the pin number 8001621. Please go to the web site 15 minutes early to register to listen to the live call and to download and install any necessary software. For those who cannot listen to the live broadcast, a replay will be posted after the call at http://www.visualwebcaster.com/event.asp?id=36180 using the pin number 8001621.
About Horizon Offshore, Inc.
Horizon and its subsidiaries provide marine construction services for the offshore oil and gas industry. The Company’s fleet is used to perform a wide range of marine construction activities, including installation and repair of marine pipelines to transport oil and gas and other sub sea production systems, and the installation and abandonment of production platforms.
Forward Looking Statements
This press release contains certain forward-looking statements within the meaning of the Private Securities Reform Act of 1995, which represent the Company’s expectations and beliefs concerning future events that involve risks and uncertainties which could cause actual results to differ materially from those currently anticipated. All statements other than statements of historical facts included in this release are forward-looking statements. Factors that could cause actual results to differ materially from those expressed or implied in such forward-looking statements include the factors described from time to time in the Company’s filings with the Securities and Exchange Commission. Consequently, all of the forward-looking statements made in this press release are qualified by these and other factors, risks, and uncertainties.
Actual events, circumstances, effects and results may be materially different from the results, performance or achievements expressed or implied by the forward-looking statements. Consequently, the forward-looking statements often identified with words like “should,” “expects,” “believes,” “anticipates,” “may,” “could,” etc., contained herein should not be regarded as representations by Horizon or any other person that the projected outcomes can or will be achieved.
Comparative tables follow:

Horizon Offshore, Inc.
Consolidated Statements of Operations
(Unaudited)
(In thousands, except share and per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2006	2005	2006	2005
Contract revenues	$143,733	$92,805	$430,618	$200,655
Cost of contract revenues	104,603	71,825	313,811	167,955

Gross profit	39,130	20,980	116,807	32,700
Selling, general and administrative expenses	8,318	9,881	25,641	22,443
Gain on insurance settlement	—	—	(14,300)	—
Impairment loss on assets held for sale	—	2,261	—	2,261
Reserve for claims and receivables	—	—	18,458	1,711

Operating income	30,812	8,838	87,008	6,285
Other:
Interest expense	(3,146)	(5,638)	(10,771)	(22,507)
Interest income	894	218	1,686	520
Loss on debt extinguishment	—	—	(2,402)	(23,138)
Other income (expense), net	395	21	358	(16)

Net income (loss) before income taxes	28,955	3,439	75,879	(38,856)
Income tax provision	8,089	359	22,672	1,275

Net income (loss)	$20,866	$3,080	$53,207	$(40,131)

Earnings (loss) per share —
Basic and diluted:
Net income (loss) per share — basic	$0.66	$0.83	$1.75	$(17.63)

Net income (loss) per share — diluted	$0.64	$0.12	$1.72	$(17.63)

Weighted average shares used in computing earnings (loss) per share:
Basic	31,814,060	3,692,926	30,334,235	2,276,170
Diluted	32,370,209	25,991,414	30,882,186	2,276,170

Other Non-GAAP Financial Data:
Adjusted EBITDA(1)	$40,520	$20,028	$99,843	$26,058

Adjusted EBITDA calculation is as follows:
Net income (loss)	$20,866	$3,080	$53,207	$(40,131)
Income tax provision	8,089	359	22,672	1,275
Net interest expense	2,252	5,420	9,085	21,987
Depreciation and amortization	7,067	5,783	20,101	14,403
Loss on debt extinguishment	—	—	2,402	23,138
Stock-based compensation	2,246	3,125	6,676	3,125
Non-cash impairment of property and equipment	—	2,261	—	2,261
Gain on insurance settlement	—	—	(14,300)	—

Adjusted EBITDA	$40,520	$20,028	$99,843	$26,058

(1)	Horizon calculates Adjusted EBITDA (adjusted earnings before interest, taxes, depreciation and amortization) as net income or loss excluding income taxes, net interest expense, depreciation and amortization, and adjusted for loss on debt extinguishment, stock-based compensation, non-cash impairments and gain on insurance settlement. Adjusted EBITDA is not calculated in accordance with Generally Accepted Accounting Principles (GAAP), but is a non-GAAP measure that is derived from items in Horizon’s GAAP financials and is used as a measure of operational performance. Management references this non-GAAP financial measure frequently in its decision-making because it provides supplemental information that facilitates internal comparisons to historical operating performance of prior periods and external comparisons to competitors’ historical operating performance. Horizon also has aligned the disclosure of Adjusted EBITDA with the financial covenants in its material credit agreements with various lenders, which include ratios requiring a determination of EBITDA, as defined.

Adjusted EBITDA is a material component of the financial covenants in Horizon’s credit agreements and non-compliance with the covenants could result in the acceleration of indebtedness. Horizon believes Adjusted EBITDA is a commonly applied measurement of financial performance by investors. Horizon believes Adjusted EBITDA is useful to investors because it gives a measure of operational performance without taking into account items that Horizon does not believe relate directly to operations or that are subject to variations that are not caused by operational performance. In addition, some incentive compensation for management and employees is based on Adjusted EBITDA. This non-GAAP measure is not intended to be a substitute for GAAP measures, and investors are advised to review this non-GAAP measure in conjunction with GAAP information provided by Horizon. Adjusted EBITDA should not be construed as a substitute for income from operations, net income (loss) or cash flows from operating activities (all determined in accordance with GAAP) for the purpose of analyzing Horizon’s operating performance, financial position and cash flows. Horizon’s computation of Adjusted EBITDA may not be comparable to similar titled measures of other companies. A reconciliation of this non-GAAP measure to Horizon’s net income (loss) is included.

Horizon Offshore, Inc.
Consolidated Balance Sheets
(Unaudited)
(In thousands, except share and par value data)

	September 30,	December 31,
	2006	2005
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$60,422	$42,960
Restricted cash	1,343	4,055
Accounts receivable —
Contract receivables	104,667	43,423
Costs in excess of billings, net	98,529	90,229
Income tax receivable	4,883	—
Other	166	1,209
Deferred tax asset	1,103	—
Other current assets	7,735	6,622

Total current assets	278,848	188,498
PROPERTY AND EQUIPMENT, net	201,707	186,416
RESTRICTED CASH	7,967	7,967
OTHER ASSETS	18,898	19,840

	$507,420	$402,721

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$12,725	$15,474
Accrued liabilities	11,434	6,617
Accrued job costs	53,305	56,085
Billings in excess of costs	6,185	7,386
Current maturities of long-term debt	16,571	26,130
Current taxes payable	4,948	2,687

Total current liabilities	105,168	114,379
LONG-TERM DEBT, net of current maturities	88,659	27,340
RELATED PARTY TERM DEBT	—	63,794
SUBORDINATED NOTES	13,631	12,845
DEFERRED INCOME TAXES	17,868	—
OTHER LIABILITIES	1,082	877

Total liabilities	226,408	219,235
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY:
Preferred stock, $0.00001 par value, 5,000,000 shares authorized, none issued and outstanding	—	—
Common stock, $0.00001 par value, 100,000,000 shares authorized, 32,395,258 shares issued and outstanding and 30,384,871 shares issued, respectively	—	—
Deferred compensation	—	(8,333)
Additional paid-in capital	417,086	382,239
Accumulated deficit	(135,569)	(188,776)
Treasury stock, none and 10,031 shares, respectively	—	(1,644)
Accumulated other comprehensive loss	(505)	—

Total stockholders’ equity	281,012	183,486

	$507,420	$402,721

Contact:	Ronald D. Mogel (713) 243-2753 Horizon Offshore, Inc.